UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                        November 14, 2007

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 567-1234

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Fiscal 2008 Management Bonus Plan.  On November 14, 2007, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. adopted a management bonus plan for certain of the Company’s executive officers for the fiscal year ending June 30, 2008 (the “Bonus Plan”).

Description of the 2008 Bonus Plan.  Set forth below is a description of the 2008 Bonus Plan, which is not intended to be complete and is qualified by reference to the Bonus Plan, a copy of which is attached as Exhibit 99.1 to and incorporated into this Current Report on Form 8-K.

Purpose of the Bonus Plan.  The primary purpose of the Bonus Plan is to promote the interests of the Company and its stockholders by (i) providing meaningful incentives and financial rewards to the senior executives of the Company that are designated as participants in that Plan for making significant contributions to the achievement by the Company of financial and strategic goals and objectives for the fiscal year ending June 30, 2008 (“Fiscal 2008”), and (ii)  making a substantial portion of each Participant’s compensation for Fiscal 2008 dependent on the Company’s achievement of those goals and objectives and the achievement by Participants of individualized performance objectives (“MBOs”) which are designed to improve the performance of those Participants as senior executives of the Company.

Administration of the Bonus Plan.  The Bonus Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”).  The Board has delegated to the Committee the authority to designate the executive officers of the Company that will participate in and have opportunities to earn bonus awards under the Bonus Plan (“Participants”), to interpret and construe the Bonus Plan, to adopt all necessary rules and regulations for administering the Bonus 2008 Plan and to determine whether and the extent to which bonuses have been earned by the Participants under that Plan.  All decisions and determinations of the Committee with respect to the Bonus Plan will be final and binding on and non-appealable by the Company and the Participants.

Establishment of Performance Goals.  The Bonus Plan provides for the establishment by the Committee of cash bonus opportunities for each of the Participants based on one or more corporate financial goals (“Corporate Financial Goals”) and individual or personal performance objectives (“MBOs”) established by the Committee for each of the Bonus Plan Participants.  The Corporate Financial Goals may consist of one or more of the following financial performance metrics, as determined by the Committee:  net revenues, gross profits or operating income of the Company or any of its business units, or the Company’s pre-tax earnings, net earnings, earnings per basic or diluted share, or earnings before interest, taxes, and depreciation and amortization expense (“EBITA”), or return on investment or return on assets, for the entirety of fiscal 2008 or for any period within that year (a “Measurement Period”).  The Corporate Financial Goals and MBOs may be given different weightings, as deemed appropriate by the Committee, for purposes of determining the bonus compensation that each Participant may earn under the Bonus Plan.

The Bonus Plan provides for the Committee to establish, for each Participant, one or more “Target Financial Goals” that are based on financial goals set forth in the Company’s fiscal 2008 annual operating plan adopted by the Company’s Board of Directors.  The Committee also will establish, for each Participant, in respect of each Corporate Financial Goal (i) a minimum or “Threshold Financial Goal” which must be met by the Company for the Participant to earn any bonus award in respect of that particular Corporate Financial Goal and (ii) a “Maximum Financial Goal” which, if met or exceeded by the Company, would entitle the Participant to be awarded a maximum bonus award in respect of that particular Corporate Financial Goal.

Determination of Bonus Awards.  At the end of each Measurement Period, the Committee shall determine (i) whether and to what extent each of the Corporate Financial Goals has been achieved or exceeded by the Company, (ii) whether or to what extent each Participant has achieved his MBOs, and (iii) the bonus awards, if any, that each Participant has earned under the Bonus Plan, based on the extent to which, if any, that each Threshold Corporate Financial Goal and the MBOs established for the Participant have been achieved or exceeded, subject to a ceiling equal to the Maximum Bonus established for the Participant.  If the Committee determines that a Corporate Financial Goal or any of the MBOs of a Participant has been achieved prior to the end of an applicable Measurement Period, it may elect, in its sole discretion, to authorize the payment of a bonus award for the achievement of such Corporate Financial Goal or such MBOs prior to the end of that Measurement Period.

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The Compensation Committee has the authority to make changes to the previously established Corporate Financial Goals or the MBOs if, during any Measurement Period, there occurs an event, such as a material business acquisition or a change in accounting principles, that was not anticipated at the time the Bonus Plan was adopted and which the Committee believes, in its sole judgment, would affect the Company’s financial performance or the ability of the Participants to earn bonus awards under the Plan.  Changes in competitive or economic conditions in any of the Company’s markets will not, by themselves, be a basis for making such changes to the Bonus Plan.

Payment of Bonus Awards.  All bonus awards under the Bonus Plan shall be paid in cash within 30 days after the Committee has determined that such an award has been earned by a Participant under the Bonus Plan.

Amendments to or Termination of the Bonus Plan.  The Bonus Plan may be amended or terminated at any time by the Committee; except that no amendment or any termination of the Plan shall affect the right of a Participant to retain any bonus award previously paid to him or her under the Bonus Plan.

Establishment of Corporate Financial Goals and Bonus Opportunities under the Bonus Plan.

Following the adoption of the 2008 Bonus Plan, the Committee made the following determinations with respect to that Plan:

Plan Participants.  Michael R. Haynes, the Company’s CEO, David G. Hall, the Company’s President (who is responsible for overseeing and managing the Company’s collectibles businesses), and Joseph J. Wallace, the Company’s CFO, were designated by the Committee as the participants in the Bonus Plan for fiscal 2008.

Corporate Financial Goals and MBOs.  The Committee established net revenue and pre-tax earnings goals as the Corporate Financial Goals for the CEO and CFO under the Bonus Plan, weighted differently for each of them, based primarily on the Committee’s assessment of the extent to which the CEO’s and CFO’s performance is likely to impact the achievement of those Corporate Financial Goals.  The Committee established, as the Corporate Financial Goal for the Company’s President, the quarterly operating income of the Company’s collectibles businesses during Fiscal 2008.  The Committee also established individualized MBOs for each of the CEO, the President and the CFO for fiscal 2008.

Bonus Opportunities.  The Committee established the following respective Threshold, Target and Maximum Bonus Opportunities for each of the CEO, President and CFO, expressed as a percentage of their respective annual base salaries for fiscal 2008:

	Potential Bonus Awards as a Percent of Annual Salary(1)
Participants	Threshold Award(1) (2)		Target Award(1) (2)	Maximum Award(1) (2)
Michael R. Haynes, CEO	30.0%		60.0%	180.0%

David G. Hall, President	54.2	%(3)	58.3%	75.0%

Joseph J. Wallace, CFO	20.0%		40.0%	120.0%

(1)
Assumes, respectively, that (i) the Threshold, Target and Maximum Net Revenue and Pre-Tax Earnings Goals and at least some or all of the MBOs are achieved.  In each case, the bonus awards will be lower in the event that some, but not all, of those New Revenue and Pre-Tax Earnings Goals and some, but not all, of the MBOs are achieved.

(2)	Bonus awards will be pro-rated if either the Threshold or Target Net Revenue or Pre-Tax Earnings Goal is exceeded but the next higher (Target or Maximum) Goal is not achieved.

(3)
Mr. Hall’s bonus awards will be based on the extent to which the operating income of the Company’s collectibles businesses exceed the applicable Threshold Financial Goals and he achieves his MBOs, as established by the Committee.

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Salary Increase.  On November 14, 2007, the Compensation Committee of the Board of Directors approved an increase in the annual base salary of Joseph J. Wallace, the Company’s Chief Financial Officer, to $220,000 from $199,500.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

99.1	Collectors Universe, Inc. 2008 Management Bonus Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: November 20, 2007	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

        S-1

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Collectors Universe, Inc. 2008 Management Bonus Plan

        E-1